SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                        MINERALS TECHNOLOGIES INC.
           (Exact name of registrant as specified in its charter)

          Delaware                           25-1190717
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)            Identification No.)

     The Chrysler Building
     405 Lexington Avenue
     New York, New York                      10174-1901
     (Address of Principal                   (Zip Code)
       Executive Offices)


                       Minerals Technologies Inc.
                        Stock and Incentive Plan
                        (Full title of the Plan)


                         S. Garrett Gray, Esq.
                       Minerals Technologies Inc.
                         The Chrysler Building
                         405 Lexington Avenue
                        New York, New York 10174-1901
                  (Name and address of agent for service)

                             (212) 878-1800
     (Telephone number, including area code, of agent for service)





                    Calculation of Registration Fee


                              Proposed    Proposed
Title of                      maximum     maximum
Securities     Amount         offering    aggregate    Amount of
to be          to be          price per   offering     registration
registered     registered1    share1      price2       fee
--------------------------------------------------------------------

Common Stock,
$.10 par
value,
including
associated
preferred
stock
purchase
rights         1,500,000      $36.625     $54,937,500  $16,206.56
--------------------------------------------------------------------

1    The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2    The amount of the registration fee has been calculated on the basis of the aggregate offering price for the maximum amount of the registrant's securities (other than Plan interests) covered by this Registration Statement. Pursuant to Rule 457(h), the proposed maximum aggregate offering price per share is based upon the average of the high and low prices for Minerals Technologies Inc. Common Stock as reported on the New York Stock Exchange Composite Tape on August 31, 1998.


     On May 28, 1998, pursuant to a vote of the shareholders of Minerals Technologies Inc. (the "Company") ratifying an earlier resolution of the Board of Directors, the Company's Stock and Incentive Plan (the "Plan") was amended to provide for grants of an additional 1,500,000 incentive and nonqualified stock options, and to make certain other changes. In addition, on August 28, 1998, the Board of Directors approved a change to Section 4 of the Plan, delegating to the Company's Corporate Management Committee authority to grant up to 20,000 stock options (but not more than 1,500 to any one person) per calendar year to Company employees other than corporate officers. This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering the increase in the number of securities available to be offered under the Plan.

     The contents of Registration Statement No. 33-65268, filed with the Securities and Exchange Commission on July 1, 1993, are hereby incorporated by reference.


                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   MINERALS TECHNOLOGIES INC.
                                   By:/s/ Jean-Paul Valles
                                        Jean-Paul Valles
                                        Chairman and Chief
                                        Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title

/s/ Jean-Paul Valles       Chairman of the Board   August 28, 1998
Jean-Paul Valles           and Chief Executive
                           officer (principal
                           executive officer)
                           and Director

/s/ John R. Stack          Vice President-Finance  August 28, 1998
John R. Stack              and Chief Financial
                           Officer (principal
                           financial officer)

/s/ Michael A. Cipolla     Controller              August 28, 1998
Michael A. Cipolla         (principal accounting
                           officer)

/s/ John B. Curcio         Director                August 28, 1998
John B. Curcio

/s/ Steven J. Golub        Director                August 28, 1998
Steven J. Golub

/s/ William L. Lurie       Director                August 28, 1998
William L. Lurie

/s/ Paul M. Meister        Director                August 28, 1998
Paul M. Meister

/s/ Michael F. Pasquale    Director                August 28, 1998
Michael F. Pasquale

/s/ William C. Steere, Jr. Director                August 28, 1998
William C. Steere, Jr.

                             EXHIBIT INDEX

Exhibit No.

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on October 23, 1992 (Registration No. 33-51292) (the "1992 Registration Statement")).

4.2 Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 of the 1992 Registration Statement).

4.3 Certificate of Designations authorizing issuance and establishing designations, preferences and rights of Series A Junior Preferred Stock of the Company (incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated October 26,
     1992).

4.4 Minerals Technologies Inc. Stock and Incentive Plan, as amended and restated as of August 28, 1998.

5    Opinion of S. Garrett Gray, General Counsel of the Company.

15   Accountants' Acknowledgment and Consent.

23.1 Consent of S. Garrett Gray (included in Exhibit 5).

23.2 Consent of Independent Auditors (included in Exhibit 5).